Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Datron Systems Incorporated on Form S-8 of our reports dated May 9, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of Datron Systems Incorporated for the year ended March 31, 1997.



/s/ Deloitte & Touche LLP
San Diego, California
November 13, 1997